UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 3, 2022

NextPlay Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-38402	26-3509845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 130, Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 888-9779

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	NXTP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2022, Nithinan “Jess” Boonyawattanapisut, Co-Chief Executive Officer of NextPlay Technologies, Inc., a Nevada corporation (the “Company”) assumed the role of the Company’s Principal Executive Officer (“PEO”), thereby replacing William Kerby, the Company’s other Co-Chief Executive Officer, who stepped down from the PEO role. Ms. Boonyawattanapisut and Mr. Kerby will continue to serve as Co-Chief Executive Officers of the Company and members of the Company’s Board of Directors.

Ms. Boonyawattanapisut’s assumption of the Company’s PEO role was based on various considerations, including her familiarity with the Company’s financial statements and operations post-acquisition of HotPlay Enterprise Limited (“HotPlay”), which closed on June 30, 2021, as previously disclosed in the Company’s filings with the Securities and Exchange Commission.

There is no arrangement or understanding between Ms. Boonyawattanapisut, or any other person, pursuant to which Ms. Boonyawattanapisut was selected to serve as the new PEO of the Company. There are no plans, contracts or arrangements or amendments to any plans, contracts or arrangements, entered into with Ms. Boonyawattanapisut in connection with her appointment as the Company’s PEO, nor are there any grants or awards made to Ms. Boonyawattanapisut in connection therewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAY TECHNOLOGIES, INC.

Date: January 7, 2022	By:	/s/ Nithinan Boonyawattanapisut
		Name:	Nithinan Boonyawattanapisut
		Title:	Co-Chief Executive Officer